UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, For Use of the Commission Only
☐  Definitive Information Statement

THE ELECTRIC NETWORK.COM, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0- 11 and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date filed:

INFORMATION STATEMENT RELATING TO THE
REINCORPORATION IN DELAWARE
BY THE MERGER OF

THE ELECTRIC NETWORK.COM, INC.
(a Nevada Corporation)

INTO

THE ELECTRIC NETWORK.COM, INC.
(a Delaware Corporation)

The Electric Network.com, Inc.
Suite 1400 – 1500 West Georgia Street Vancouver British Columbia Canada V6G 2Z6
February 25, 2004

NOTICE OF ACTION OF STOCKHOLDERS

DEAR SHAREHOLDER:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the reincorporation of THE ELECTRIC NETWORK.COM, INC., a Nevada corporation ("Electric Nevada") in Delaware by merger with and into our wholly-owned Delaware subsidiary, THE ELECTRIC NETWORK.COM, INC. ("Electric Delaware").

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As of the close of business on February 23 2004, the record date for shares entitled to notice of and to sign written consents in connection with the reincorporation, our authorized share capital was 100,000,000 shares of common stock, par value $0.001 per share, and an unlimited amount of preferred stock, of which 18,803,000 shares of common stock and no share of preferred stock were outstanding. Each share of our common stock is entitled to one vote in connection with the reincorporation. Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the reincorporation. As a result, the Plan and Agreement of Merger has been approved and neither a meeting of our stockholders nor additional written consents are necessary. The reincorporation is intended to be effected on _________________________________________ and will result in:

  Electric Nevada being governed by the laws of the State of Delaware;
  each one share of common stock of Electric Nevada held by you as of the record date of the reincorporation being automatically converted into one share of common stock of Electric Delaware;
  the persons serving presently as officers and directors of Electric Nevada to serve in their respective capacities with Electric Delaware after the reincorporation; and
  Electric Delaware's Certificate of Incorporation authorizing the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

By Order of the Board of Directors.

/s/ Brad W. Rudover
Brad W. Rudover, President & Chief Executive Officer

SUMMARY

Transaction:	Reincorporation in Delaware.

Purpose:	To provide greater flexibility and simplicity in corporate transactions and reduce taxes and other costs of doing business. See "Reincorporation in Delaware- Principal Reasons for Reincorporation.”

The purpose of this Information Statement is to inform holders of shares of Electric Nevada common stock (“Electric Nevada Common Stock”) who have not given Electric Nevada their written consent to the foregoing corporate actions of such actions and their effects. See "Rights of Dissenting Shareholders."

Record Date:	February 23, 2004.

Method:	Merger of Electric Nevada with and into our wholly owned subsidiary, Electric Delaware. See "Reincorporation in Delaware-Principal Features of the Reincorporation."

Exchange Ratios:	One share of common stock of Electric Delaware for each one share of common stock of Electric Nevada owned by you as of the record date of the reincorporation. See Reincorporation in Delaware-Principal Features of the Reincorporation."

Effective Date:	20 days after mailing of this Information Statement.

Right to Dissent:	Any Electric Nevada stockholder is entitled to be paid the fair value of his or her shares if the stockholder dissents to the reincorporation or any of the actions resulting from or in connection with the reincorporation, including the exchange ratio of the Electric Nevada Common Stock for shares of Electric Delaware common stock (“Electric Delaware Common Stock”). See "Rights of Dissenting Shareholders."

QUESTIONS AND ANSWERS

This Information Statement is first being sent to stockholders on or about ______________________________________. The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of Electric Nevada in Delaware. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: Why is Electric Nevada reincorporating in Delaware?

A: We believe that the Reincorporation in Delaware will give us more flexibility and simplicity in various corporate transactions. Delaware has adopted a General Corporation Law that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock.

Q: Why isn't Electric Nevada holding a meeting of stockholders to approve the reincorporation?

A: The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock. Under the Nevada Revised Statutes ("NRS") and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q: What are the principal features of the reincorporation?

A: The reincorporation will be accomplished by a merger of Electric Nevada with and into our wholly owned subsidiary, Electric Delaware. Your shares of Electric Nevada’s common stock will automatically be converted into shares of Electric Delaware’s common stock without actions by you.

Q: How will the reincorporation affect my ownership of Electric Nevada?

A: After the effective date of the reincorporation and the exchange of your stock certificates, you will own the same class of shares and percentage ownership of Electric Delaware.

Q: How will the reincorporation affect the owners, officers, directors and employees of Electric Nevada?

A: Our officers, directors and employees will become the officers, directors and employees of Electric Delaware after the effective date of the reincorporation.

Q: How will the reincorporation affect the business of Electric Nevada?

A: Electric Delaware will continue its business at the same locations and with the same assets. Electric Nevada will cease to exist on the effective date of the reincorporation.

Q: Can I require Electric Nevada to purchase my stock?

A: Yes. Under the NGCL, you are entitled to appraisal and purchase of your stock as a result of the reincorporation.

Q: Who will pay the costs of reincorporation?

A: Electric Nevada will pay all of the costs of Reincorporation in Delaware, including distributing this Information Statement.

Q: Will I have to pay taxes on the new certificates?

A: We believe that the reincorporation is not a taxable event and that you will be entitled to the same basis in the shares of Electric Delaware that you had in our common stock. EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.

STOCK OWNERSHIP

The following table sets forth information as of February 23, 2004, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

Name	Shares Beneficially	Percentage of
	Owned	Outstanding Shares (1)
Brad W. Rudover	4,500,000	23.93%
J. David Brow	4,000,000	21.27%
Stephen G. Hanson(2)	1,440,000	7.66%

(1)     Percentage of beneficial ownership before reincorporation is based on 18,803,000 shares of common stock outstanding as of the record date.
(2)     950,000 of these shares are held by Caroline Hanson, Stephen Hanson’s wife.

REINCORPORATION IN DELAWARE

The board of directors believes that the best interests of Electric Nevada and its stockholders will be served by changing Electric Nevada's state of incorporation from Nevada to Delaware, and proposes this transaction for the approval of Electric Nevada's stockholders (the "Reincorporation Proposal"). As discussed below, the principal reasons for reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting the Delaware General Corporation Law (the "DGCL") and the increased ability of Electric Nevada to attract and retain qualified directors. Electric Nevada believes that its stockholders will benefit from the well-established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the board of directors to adopt various mechanisms that may enhance the Board's ability to negotiate favorable terms for the stockholders in the event of an unsolicited takeover attempt, the proposed Certificate of Incorporation (the "Electric Delaware Certificate of Incorporation") and bylaws for Electric Delaware (the "Electric Delaware Bylaws") are substantially similar to Electric Nevada's current Articles of Incorporation and bylaws. The Reincorporation Proposal is not being proposed to prevent an unsolicited takeover attempt, nor is it in response to any attempt known to the board of directors to acquire control of Electric Nevada, obtain representation on the board of directors or take significant action that affects Electric Nevada.

The reincorporation will be effected by merging Electric Nevada with and into Electric Delaware. Electric Delaware recently been organized at the direction of Electric Nevada to facilitate the reincorporation. Upon completion of the reincorporation, Electric Nevada will cease to exist in accordance with the Nevada General Corporation Law (the "NGCL"), and Electric Delaware will operate the business of Electric Nevada under the existing company name, The Electric Network.com, Inc. Pursuant to the Agreement and Plan of Merger between Electric Nevada and Electric Delaware (the "Merger Agreement"), each outstanding share of Common Stock will be converted automatically into one share of Electric Delaware Common Stock, par value $0.001 per share ("Electric Delaware Common Stock").

The discussion set forth below is qualified in its entirety by reference to the Merger Agreement and the Certificate of Incorporation and the bylaws of Electric Delaware, copies of which are attached hereto as Exhibits A, B, and C respectively.

PRINCIPAL REASONS FOR THE REINCORPORATION

As Electric Nevada plans for the future, the board of directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which Electric Nevada's governance decisions can be based. The board of directors believes that stockholders will benefit from the responsiveness of the DGCL.

For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by Electric Nevada. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

Both the NGCL and the DGCL permit a corporation to include a provision in its articles of incorporation or certificate of incorporation, as the case may be, which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is Electric Nevada's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that Electric Nevada will continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. Electric Nevada believes that, in general, the DGCL provides greater protection to directors than the NGCL and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Nevada case law.

There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that a corporation may take and as to the conduct of the board of directors under the business judgment rule. Electric Nevada believes that the stockholders will benefit from the well-established principles of corporate governance that judicial precedents developed under the DGCL afford.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT OR LOCATION OF
PRINCIPAL FACILITIES OF ELECTRIC NEVADA

The reincorporation will effect a change in the legal domicile of Electric Nevada, but not its physical location. The reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of Electric Nevada. The directors and officers of Electric Nevada will become the directors and officers of Electric Delaware. The directors and officers of Electric Nevada are as follows:

Name	Age	Position
Brad W. Rudover	27	Director, President and
		Chief Executive Officer
J. David Brow	39	Director, Secretary and
		Treasurer

Mr. Rudover has served as President of Innovative Breakthroughs (I.B.), a computer consulting business located in Bellingham, Washington since 1998. In addition, Mr. Rudover has served as a Logistics/IT Manager with Davis Trading & Supply Ltd. in Vancouver since April 2003. Mr. Rudover was also a director of Second Stage Ventures Inc., a Nevada corporation engaged in the business of providing online trivia games the shares of which are listed on the Over-the-Counter Bulletin Board operated by NASDR, Inc. under the symbol “SSVT”, until November 2003. Mr. Rudover holds a B.Sc. (Small Business Management) from Ferris State University in Big Rapids, Michigan.

Mr. Brow graduated from the University of British Columbia in 1990 with a Bachelor of Arts Degree. Upon graduating, Mr. Brow completed both the Canadian Securities course and the Registered Representative exams for licensing as a Securities trader and financial advisor. From June 1995 to May 1996, Mr. Brow consulted to Syncronys Softcorp a computer software manufacturer, and oversaw the running of their Canadian operations. In 1996 Mr. Brow formed Willow Run Software Marketing Inc., a high tech Sales and Marketing consulting firm that worked with numerous software manufacturers, both public and private. Consulting services included product and market analyses, product launch programs, marketing initiatives and sales strategies. In 1999 Mr. Brow formed another high tech consulting firm, Point of Presence Marketing Inc. This firm concentrated on emerging technology sectors and assisted companies with all aspects of the sales, marketing and launch process including funding issues. Point of Presence Marketing was purchased by EDventure Capital Inc. in October 2000 where Mr. Brow was a director until April 2002. Mr. Brow presently resides in Los Angeles, California and acts as a management consultant to US based technology companies.

NO SURRENDER OF STOCK CERTIFICATES

After the effective date of the reincorporation (the "Effective Date"), certificates that represent shares of Electric Nevada Common Stock will automatically represent the same number of shares of Electric Delaware Common Stock.

STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES

All Electric Delaware Common Stock issued as a result of the reincorporation will be deemed issued as of the Effective Date. After the Effective Date, stockholders of Electric Nevada will be entitled to vote the number of shares of Electric Delaware Common Stock into which their shares of Electric Nevada Common Stock have been converted.

MARKET FOR COMMON STOCK

Electric Nevada's common stock is not quoted on any exchange and there is no public trading market. As of February 23, 2004, there were 52 record holders of Electric Nevada Common Stock.

ANTICIPATED DIVIDEND POLICY

The reincorporation is not expected to affect dividend policy. Electric Nevada has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The payment of cash dividends, if any, will be made only from assets legally available for that purpose, and will depend on Electric Nevada's financial condition, results of operations, current and anticipated capital requirements, restrictions under then existing debt instruments and other factors deemed relevant by the board of directors. Holders of Electric Delaware Common Stock will be entitled to receive dividends when, as and if declared by the board of directors of Electric Delaware out of funds legally available therefor.

RESALES OF ELECTRIC DELAWARE STOCK

The extent to which shares of Electric Delaware Common Stock to be issued to stockholders of Electric Nevada in connection with the reincorporation will be freely transferable by those stockholders will be determined by the extent to which shares of Electric Nevada's Common Stock are freely tradable by the stockholders. In general, if a stockholder is not deemed to be an "affiliate" of Electric Delaware or Electric Nevada, the shares will be freely tradable by the stockholder. Affiliates are generally defined as persons who control, are controlled by, or are under common control with Electric Delaware or Electric Nevada.

None of the 203,000 shares of Electric Nevada's Common Stock purchased in the private placement completed in December, 2003 (the "2003 Placement Common Stock") are freely tradable by their holders until those shares have been registered with the U.S. Securities and Exchange Commission (the "SEC") or until an exemption from registration is available. As a result, none of the shares of Electric Delaware Common Stock to be issued in exchange for the 2003 Placement Common Stock to those stockholders in the reincorporation will be freely tradable until registered with the SEC or until an exemption from registration is available. We have agreed to register the 2003 Placement Common Stock with the SEC by filing a registration statement on Form SB-2 with the SEC on or before March 30, 2004.

In addition, Electric Nevada has identified that certain holders of Electric Nevada Common Stock issued pursuant to a private placement completed in February, 1999 (the "1999 Placement Common Stock") may be considered “underwriters” by the SEC. Accordingly Electric Nevada has entered into shareholder sights agreements with 12 holders of 1999 Placement Common Stock pursuant to which Electric Nevada has agreed to register 8,010,000 shares of 1999 Placement Common Stock in exchange for the agreement not to sell more than 50,000 of these shares each in the public market in any three month period.

After the reincorporation, Electric Delaware will be obligated, as is Electric Nevada, to file a registration statement with the SEC that registers for resale to the public the 2003 Placement Common Stock and the 8,010,000 shares of 1999 Placement Common Stock. Electric Nevada anticipates that the initial filing of a resale registration statement will occur on or before March 30, 2004. If neither Electric Nevada nor Electric Delaware files the registration statement, or if the registration statement does not become effective, then after the applicable holding period (which generally is one year), holders of the 2003 Placement Common Stock may sell their shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

Under Rule 144, each holder of 2003 Placement Common Stock who complies with the conditions of Rule 144 (including those that require the holder's sales to be aggregated with sales by certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of Electric Delaware Common Stock, and (ii) the average weekly trading volume in such shares during the preceding four calendar weeks. The ability to resell shares of Electric Delaware Common Stock received in the reincorporation under Rule 144 will be subject to Electric Delaware's having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale.

ANTICIPATED EFFECTIVE DATE

If the holders of a majority of the outstanding shares of Electric Nevada approve the Merger Agreement, it will become effective upon satisfaction of certain conditions. When the Secretary of State of Nevada and the Secretary of

State of Delaware each has issued a Certificate of Merger, the reincorporation will become effective. Subject to receipt of any requisite administrative approvals and the satisfaction of all other conditions of the reincorporation, the parties believe the reincorporation will be effective on or about March 25, 2004.

ABANDONMENT OR AMENDMENT OF THE MERGER AGREEMENT

Consummation of the reincorporation is subject to certain conditions as specified in the Merger Agreement, including obtaining the required approval of stockholders. The Merger Agreement may be abandoned by the affirmative vote of a majority of the board of directors of either Electric Nevada or Electric Delaware, whether or not the stockholders of Electric Nevada or Electric Delaware have cast their votes with regard thereto. The Merger Agreement may be amended by the mutual consent of the parties with the authorization or approval of the respective Boards of directors of Electric Nevada and Electric Delaware; however, the consideration to be received by holders of Electric Nevada Common Stock cannot be changed after such stockholders have approved the Merger Agreement without further stockholder approval.

ACCOUNTING FOR THE TRANSACTION

Upon consummation of the reincorporation, the historical financial statements of Electric Nevada will become the historical financial statements of Electric Delaware. Total stockholders' equity will be unchanged as a result of the reincorporation.

FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain federal income tax considerations that may be relevant to holders of Electric Nevada Common Stock who receive Electric Delaware Common Stock in exchange for their Electric Nevada Common Stock as a result of the proposed reincorporation. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the reincorporation that may be relevant to particular Electric Nevada stockholders, such as dealers in securities, or those Electric Nevada stockholders who exercise dissenters' rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the proposed reincorporation, including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following federal income tax consequences generally should result:

(a) No gain or loss should be recognized by the stockholders of Electric Nevada upon conversion of their Electric Nevada Common Stock into Electric Delaware Common Stock pursuant to the reincorporation;

(b) The aggregate tax basis of Electric Delaware Common Stock received by each stockholder of Electric Nevada in the reincorporation should be equal to the aggregate tax basis of Electric Nevada Common Stock converted in exchange therefor;

(c) The holding period of Electric Delaware Common Stock received by each stockholder of Electric Nevada in the reincorporation should include the period during which the stockholder held his or her Electric Nevada Common Stock converted therefor, provided such Electric Nevada Common Stock is held by the stockholder as a capital asset on the Effective Date of the reincorporation; and

(d) Electric Nevada should not recognize gain or loss for federal income tax purposes as a result of the reincorporation.

Electric Nevada has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the reincorporation under the Code nor does Electric Nevada expect to receive an opinion from its legal counsel.

DISSENTERS' RIGHTS

Any Electric Nevada stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the NRS if the stockholder dissents to the Reincorporation. A brief summary of the provisions of NRS Sections 92A.300 to 92A.500 is set forth below and the complete text of said Sections is set forth in Exhibit D.

Because the Reincorporation will be approved by the required vote of the Electric Nevada's stockholders effective twenty days from the mailing of this Information Statement, each holder of shares of the Electric Nevada Common Stock who asserts dissenters' rights and who follows the procedures set forth in Chapter 92A of NRS, will be entitled to have his or her shares of the Electric Nevada Common Stock purchased by Electric Nevada for cash at its fair market value. The fair market value of shares of the Electric Nevada Common Stock will be determined as of the day before the first announcement of the terms of the Reincorporation, excluding any appreciation or depreciation in consequence of the Reincorporation.

A holder who wishes to exercise dissenters' rights should deliver his or her written demand to Electric Nevada's President, Brad W. Rudover, Suite 1400 – 1500 West Georgia Street Vancouver British Columbia Canada V6G 2Z6 on or before 10:00 am PST within twenty days of the mailing of this Information Statement. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

In accordance with the regulations promulgated under the Securities Exchange Act of 1934, the authorization of the Reincorporation will not become effective until twenty days after Electric Nevada has mailed this Information Statement to the stockholders of Electric Nevada. Therefore, within ten days of the effective date of such approval, Electric Nevada must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Reincorporation, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which Electric Nevada must receive the demand for payment; and (e) send a full copy of NRS Sections 92A.300 through 92A.500.

A stockholder of Electric Nevada wishing to exercise dissenters' rights must (a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before February 23, 2004, and (c) deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice.

Within 30 days after receipt of a demand for payment, Electric Nevada shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by Electric Nevada's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any, along with statement of Electric Nevada's estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS Sections 92A.300 through 92A.500.

Pursuant to NRS Section 92A.470, Electric Nevada may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set in the dissenter's notice. If Electric Nevada withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section 92A.480.

A dissenter may notify Electric Nevada in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after Electric Nevada has made or offered payment for his shares.

If any demand for payment remains unsettled, Electric Nevada shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Carson City, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If Electric Nevada does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by Electric Nevada; or (b) for the fair value, plus accrued interest, of his after- acquired shares for which Electric Nevada elected to withhold payment pursuant to NRS Section 92A.470. The court shall assess costs pursuant to NRS Section 92A.500.

The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Electric Nevada common stock or Company Preferred Stock. NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections and consult his legal advisor.

ELECTRIC NEVADA HAS RESERVED THE RIGHT TO ABANDON THE REINCORPORATION IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

The discussion contained herein is qualified in its entirety by and should be read in conjunction with the form of the Agreement and Plan of Merger and the Certificate of Incorporation.

Communications with respect to dissenters' rights should be addressed to Electric Nevada Attention Brad W. Rudover, President, Suite 1400 – 1500 West Georgia Street Vancouver British Columbia Canada V6G 2Z6.

Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Electric Nevada Common Stock pursuant to the NRS. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Reincorporation by Electric Nevada or otherwise, he will not have the right to receive a cash payment for his Electric Nevada Common Stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

THE PROVISIONS OF NRS SECTIONS 92A.300 TO 92A.500 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

ANTI-TAKEOVER IMPLICATIONS

Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of its certificate of incorporation or bylaws or otherwise, which measures are designed to reduce the corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the board of directors to acquire control of Electric Nevada, obtain representation on the board of directors or take significant action that affects Electric Nevada.

Nevertheless, certain effects of the Reincorporation Proposal may be considered to have anti-takeover implications. Section 203 of the DGCL, from which Electric Delaware will not opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the board of directors approves the business combination and/or other requirements are met. See "Significant Differences Between the Corporation Laws of Nevada and Delaware - Stockholder Approval of Certain Business Combinations." Certain measures permitted under the DGCL, which Electric Delaware does not presently intend to implement, include establishing a staggered board of directors and delineating in the certificate of incorporation or bylaws when stockholders may call a special meeting. The NGCL also permits the establishment of a staggered board of directors, but Electric Nevada has not done so. The NGCL allows for a special meeting of stockholders to be called when authorized under the bylaws or when called by resolution of the board of directors.

For a detailed discussion of certain of the changes that will be implemented as part of the Reincorporation Proposal, see "Significant Differences Between the Articles of Incorporation and the Electric Delaware Certificate of Incorporation." For a more complete discussion of differences between the corporate laws of Nevada and Delaware, see "Significant Differences Between the Corporation Laws of Nevada and Delaware."

In addition, while both the NGCL and the DGCL permit a corporation to adopt such measures as stockholder rights plans, designed to reduce a corporation's vulnerability to unsolicited takeover attempts, there is substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of a Board of directors under the business judgment rule with respect to unsolicited takeover attempts. The board of directors has no current intention following the reincorporation to amend the Electric Delaware Certificate of Incorporation or bylaws to include provisions which might deter an unsolicited takeover attempt; however, in the discharge of its fiduciary obligations to the stockholders, the board of directors will continue to evaluate Electric Nevada's vulnerability to potential unsolicited bids to acquire Electric Nevada on unfavorable terms and to consider strategies to enhance the board of directors' ability to negotiate with an unsolicited bidder.

SIGNIFICANT DIFFERENCES BETWEEN THE NEVADA ARTICLES OF INCORPORATION AND THE
DELAWARE CERTIFICATE OF INCORPORATION

The board of directors believes that the following summary of the significant differences between Electric Nevada's Articles of Incorporation and the Electric Delaware Certificate of Incorporation is a fair one, but it should be understood that it is merely a summary, does not purport to be complete and is qualified in its entirety by reference to Electric Nevada's Articles of Incorporation and the Electric Delaware Certificate of Incorporation, copies of which are attached as Exhibits to this Information Statement.

Change in Authorized Capital Stock

The number of shares of capital stock authorized to be issued by Electric Nevada is 100,000,000 shares of Electric Nevada Common Stock and unlimited number of shares of preferred stock, par value $0.001 per share, of which 18,803,000 shares of Electric Nevada Common Stock and no shares of preferred stock are outstanding. This differs from the number of shares of capital stock authorized to be issued by Electric Delaware, which is 100,000,000 shares of Electric Delaware Common stock and 5,000,000 shares of preferred stock, par value $0.001 per share. The reason for this difference is to set a specific number of authorized preferred shares as required by the DGCL.

Preferred Stock

Like the Electric Nevada Articles of Incorporation, the Electric Delaware Certificate of Incorporation provides that the board of directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. Thus, although it has no current intention of doing so, the board of directors, without stockholder approval, could authorize the issuance of preferred stock upon terms which could have the effect of delaying or preventing a change in control of Electric Nevada or Electric Delaware, or modifying the rights of holders of the Common Stock under either Nevada or Delaware law. The board of directors could also utilize such shares for further financing, possible acquisitions and other uses.

Quorum And Voting

Electric Nevada's bylaws provide that a majority of Electric Nevada's capital stock issued and outstanding and entitled to vote at a meeting of its stockholders shall constitute a quorum. Electric Nevada's bylaws provide that when a quorum is present at a meeting of its stockholders, the holders of a majority of Electric Nevada's capital stock shall decide any question brought for a stockholder vote at such meeting. The bylaws of Electric Delaware contain substantially identical provisions.

Cumulative Voting

Neither Electric Nevada's Articles of Incorporation nor the Certificate of Incorporation of Electric Delaware provide for cumulative voting.

Size of the Board of Directors

Electric Nevada's Articles of Incorporation and bylaws require at least one director. The Certificate of Incorporation of Electric Delaware also requires at least one director, but its bylaws also provide for a Board of directors consisting of at least one but not more than ten directors, as set by the board of directors. Under the NGCL, although changes in the number of directors, in general, must be approved by the holders of a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the stockholders. Delaware law permits the board of directors, acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Electric Delaware Certificate of Incorporation provides that the number of directors will be as specified in the bylaws and authorizes the board of directors to adopt, alter or repeal the bylaws. Following the reincorporation, the board of directors could amend the bylaws to change the size of the board of directors without further stockholder approval. The Electric Delaware Certificate of Incorporation names Brad Rudover as the initial director of Electric Delaware.

Power to Call Special Stockholders' Meetings

Under the NGCL, meetings of stockholders are to be called as provided by the bylaws. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The bylaws of Electric Nevada authorize any officer of Electric Nevada or any person authorized by the board of directors of Electric Nevada to call a special meeting of stockholders. The bylaws of Electric Delaware authorize the board of directors and the President, as well as holders of more than 10% of the share entitled to vote thereat, to call a special meeting of stockholders. The Articles of Incorporation of Electric Nevada and the Certificate of Incorporation of Electric Delaware are both silent as to the authority to call stockholder meetings. Therefore, the only substantive change contemplated in this respect is that the officers of Electric Delaware other than the President will not be authorized to call a special meeting of stockholders and holders of more than 10% of the share entitled to vote thereat may call a special meeting of stockholders, although the board of directors could in the future amend the bylaws of Electric Delaware without stockholder approval to change this provision.

Filling Vacancies on the Board of Directors

Under the NGCL, the board of directors or the stockholders may fill any vacancy on the board of directors, other than one created by removal of a director elected by a voting group of stockholders. If a vacancy is created by removal of a director elected by a voting group of stockholders, the board of directors, the majority of the remaining directors elected by such voting group of stockholders, or the stockholders belonging to such voting group may fill such vacancy. If the number of directors remaining is less than a quorum, the majority of the remaining directors may fill such vacancy. Under Electric Nevada's bylaws, the majority of the remaining directors may fill any vacancy, even if the remaining directors represent less than a quorum, and even if there is only one remaining director. Under the DGCL, the majority of the directors then in office (even if less than a quorum or a sole remaining director) may fill any vacancies and newly created directorships, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The bylaws of Electric Delaware provide that any vacancy may be filled by a majority of the directors then in office, even if less than a quorum or there is only a sole remaining director.

Transactions With Major Stockholders, Directors, Officers And Employees

Under the NGCL, certain transactions by a corporation, including a loan or guaranty or other financial assistance from a corporation to a stockholder having 10% or more of the voting power of the corporation, are subject to restrictions, such as obtaining prior approval of the board of directors and/or non-interested stockholders. Pursuant to the DGCL, certain transactions by a corporation with its directors or officers must be approved by the vote of the disinterested directors or the stockholders, or by the stockholders, after full disclosure. Additionally, the DGCL provides that loans, guarantees or other financial assistance to officers and employees of the corporation are permitted when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. The Articles of Incorporation and the bylaws of Electric Nevada and the Certificate of Incorporation and the bylaws of Electric Delaware are silent as to this issue.

Voting By Ballot

The bylaws of Electric Nevada provide that the election of directors at a stockholders' meeting may be by voice or a written ballet. The Certificate of Incorporation and the bylaws of Electric Delaware provide for the right to vote by these methods.

Limitations On Personal Liability Of Directors

The Electric Delaware Certificate of Incorporation contains a provision eliminating the personal liability of the directors to the extent permitted by the DGCL. Electric Nevada's Articles of Incorporation contain no analogous provision, although they do contain certain provisions which authorize the board of directors indemnify the officers, directors, employees and agents of Electric Nevada from damages arising from their services to Electric Nevada, and Electric Nevada's bylaws include provisions which grant such indemnification. The Certificate of Incorporation and bylaws of Electric Delaware have provisions which achieve substantially the same effect. These provisions are subject to the limitations imposed by the NGCL and the DGCL, which are substantially similar to each other, with the exception that the provisions of the NGCL are somewhat more restrictive than the DGCL in respect of the corporation's indemnification where the indemnified party engaged in misconduct, fraud or unlawful acts with respect to his or her activities upon which claims for damages are made.

SIGNIFICANT DIFFERENCES BETWEEN DELAWARE AND NEVADA LAW

Nevada corporations laws and Delaware corporations laws differ in many respects. Although this Proxy Statement does not set forth all of the differences, certain of those differences, which may materially affect the rights of the stockholders, are as follows:

Comparison of Stockholder Rights Under Delaware And Nevada Law

If the reincorporation is completed, Electric Nevada Common Stock holders will become holders of Electric Delaware Common Stock and the rights of Electric Nevada's stockholders as holders of Electric Delaware stock will be governed by Electric Delaware's Certificate of Incorporation, bylaws, and Delaware law. These stockholders' rights will differ in several material respects from the rights former Electric Nevada stockholders held under Electric Nevada's Articles of Incorporation, bylaws and Nevada law.

The following comparison summarizes certain material differences between the rights of Electric Nevada stockholders and the rights of Electric Delaware stockholders. This summary is not a complete statement of the differences between the Delaware and Nevada law. It is also not a complete statement of the differences between the Electric Delaware Certificate of Incorporation and bylaws and Electric Nevada Articles of Incorporation and bylaws. The differences are too numerous to list in their entirety. However, certain differences, which may materially affect the rights of the stockholders, are as follows.

Authorized Capital Stock

Electric Nevada

The total number of authorized shares of capital stock of Electric Nevada is 100,000,000 shares of common stock, par value $0.001 per share, and an unlimited amount of preferred stock, of which 18,803,000 shares of common stock and no share of preferred stock were outstanding

Electric Delaware

The total number of authorized shares of capital stock of Electric Delaware is 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

The reason for this difference is to set a specific number of authorized preferred shares as required by the DGCL

Size of Board of Directors

Electric Nevada

Electric Nevada's Articles of Incorporation provide that the number of directors is not less than one and as set in the bylaws, and Electric Nevada's bylaws provide for not less than one director. The number of directors may be changed by unanimous vote of the directors. The NGCL permits the board of directors to determine the number of directors within the range stated in the Articles of Incorporation.

Electric Delaware

The Certificate of Incorporation of Electric Delaware provides for not less than one director, and its bylaws provide for not less than one or more than ten directors. The DGCL permits the board of directors, acting alone, to change the authorized number of directors by amendment to its bylaws, unless the directors are not authorized to amend the bylaws or unless the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following such approval of such change by the stockholders.)

Classes of Directors

Electric Nevada

Electric Nevada's bylaws provides for one class of directors serving until their successors are elected at the next annual meeting of stockholders (unless a director dies, resigns or is removed before that meeting). The NGCL requires at least one-fourth of the directors to be elected annually.

Electric Delaware

Electric Delaware's bylaws also provide for one class of directors serving until their successors are elected at the next annual meeting of stockholders (unless a director dies, resigns or is removed before that meeting). Delaware law permits, but does not require, a board of directors divided into up to three classes with staggered terms, with only one class elected each year.

Authority Of Directors

Both the NGCL and the DGCL give directors broad authority in managing the affairs of a corporation.

Filling Vacancies On The Board Of Directors

Electric Nevada

The NGCL provides that all vacancies, including those vacancies caused by an increase in the number of directors of a Nevada corporation, may be filled by a majority of the remaining directors, even though less than a quorum, unless the articles of incorporation provide otherwise. If a director gives notice of his or her resignation to the board of directors, to become effective at a future date, the board may fill the vacancy to take effect when the resignation becomes effective, with the director so appointed to hold office during the remainder of the term of office of the resigning director.

Electric Delaware

Delaware law provides that any vacancy by death, resignation, removal or otherwise shall be filled as the bylaws provide, and that, unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

Electric Delaware's bylaws provide that any vacancy shall be filled by the remaining directors, even though less than a quorum, or by a sole remaining director, and that each director so elected shall hold office until his or her successor is elected at an annual meeting or special meeting of the stockholders. The DGCL provides that any vacancy and newly created directorship created resulting from any increase in the authorized number of directors elected by all of the stockholders entitled to vote as a single class may be filled by a majority of the directors then in office even if the number of current directors is less than a quorum or only one director remains. Under the DGCL, if a vacancy is filled by less than a majority of the entire board of directors (measured before an increase in the size of the board), upon application of stockholders holding at least 10% of the outstanding voting shares, the Delaware Chancery Court may summarily order an election to fill vacancies or replace directors chosen by the directors then in office.

Removal of Directors

Electric Nevada

Under the NGCL, a director of a Nevada corporation may be removed by the holders of two-thirds of the shares entitled to vote thereon, unless the articles of incorporation of the corporation provide for a greater percentage (and Electric Nevada's do not). The NGCL does not distinguish between removal for cause and without cause. However, if the corporation's articles provide for cumulative voting to elect directors, such directors may not be removed other than by a vote of a sufficient number of shares to have prevented their election in the first instance.

Electric Delaware

Delaware law provides that any director or the entire board of directors of a Delaware corporation may generally be removed, with or without cause, by vote of the holders of a majority of the outstanding stock entitled to vote. A notice of the special meeting for removal must be provided, indicating an intention to act at such special meeting upon a director's removal.

Anti-Takeover Provisions (Business Combinations)

Electric Nevada

The NGCL contains provisions that restrict the ability of a Nevada corporation to engage in any combination with an interested stockholder for three years after the date on which the interested stockholder acquired the shares that caused the stockholder to first become an interested stockholder, unless the board of directors before that date had approved the combination or the purchase of shares by the interested. If the combination was not previously approved, the interested stockholder may effect the combination after the three-year period only if that stockholder receives approval from a majority of the disinterested shares or the offer meets various fair price criteria.

An "interested stockholder" means any person who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation; or (b) an affiliate or associate of the corporation that at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation.

Under the NGCL, a person that acquires or offers to acquire ownership of "control shares" of a corporation (defined as shares obtained pursuant to a transaction in which an acquiring person reaches the 20%, 33% or majority ownership levels) has the right to vote those shares, and shares acquired within the previous 90 days, only to the extent granted by a resolution of the stockholders approved at a special or annual meeting, unless otherwise provided in the articles of incorporation or bylaws in effect on the tenth day following the control acquisition. The corporation must, within 50 days after delivery of certain information by the acquiring person, hold a special meeting to consider a resolution authorizing voting rights for the control shares, unless the acquiring person consents in writing to holding a meeting after 50 days. Unless the corporation's articles of incorporation provide otherwise, a resolution granting voting rights must be approved by a majority vote. The corporation may adopt a provision in its articles of incorporation or bylaws allowing mandatory redemption of the control shares if the acquiring party fails to make certain disclosures within ten days of acquiring the control shares, or the control shares are not accorded full voting rights at the meeting held for such purpose. Unless the articles of incorporation or bylaws of the corporation provide otherwise, if the acquiring party has acquired a majority (or larger) stake, and been accorded full voting rights, any holder that did not vote in favor of granting voting rights is entitled to put his or her shares to the corporation for "fair value" (defined as the highest price paid by the acquiring party for control shares). A corporation may impose stricter requirements than those established by this statute through a charter or by-law amendment or by resolution.

The provisions of the NGCL relating to the acquisition of control shares of a Nevada corporation do not apply to an acquisition of stock in good faith, without an intention to avoid the statutory requirements, including acquisitions.

Under the NGCL, when evaluating a change in control opportunity, the board of directors of a Nevada corporation may consider a number of constituencies, including the interests of employees, suppliers, creditors and customers, the economy of the state and nation, the interests of the community and of society, and the long-term and short-term interests of the corporation and its stockholders and is not required to consider the effect of a change of control on any particular group having an interest in the corporation as a dominant factor.

Electric Delaware

Delaware law contains a provision that may protect Delaware corporations from hostile takeovers, and from actions following the takeover, by prohibiting certain transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the DGCL prohibits "business combinations," by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock within three years after the person becomes an interested stockholder, unless:

a. the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target corporation prior to the transaction;

b. after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation, excluding shares held by officers and directors of interested stockholders and shares held by specified employee benefit plans; or

c. after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66-2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment thereto or to the bylaws of the corporation, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. This amendment is not effective until 12 months following its adoption.

Electric Delaware has not made this election.

Stockholder Action Without a Meeting

Electric Nevada

Under the NGCL, any action required or permitted to be taken at a stockholders meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares of voting stock that would have been required to effect the action at an actual meeting of stockholders.

Electric Delaware

Under the DGCL, unless otherwise provided in the certificate of incorporation (and the Certificate of Incorporation of Electric Delaware does not provide otherwise), stockholders may take any action on which they are required or permitted to vote on without a meeting if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Calling Special Meetings Of Stockholders

Electric Nevada

Under the NGCL, meetings may be held in the manner provided by the bylaws of the corporation. Electric Nevada's bylaws provide that a special meeting of stockholders may be called at any time by the board of directors, the Chairman of the board of directors or by the President.

Electric Delaware

Under the DGCL, the board of directors of the corporation or any other person authorized to do so in the certificate of incorporation or the bylaws of the corporation may call a special meeting of stockholders of a Delaware corporation. Stockholders do not have the right to call a special meeting unless that right is given to the stockholders in the corporation's certificate of incorporation or bylaws. No such right is conferred by Electric Delaware's Certificate of Incorporation.

Submission of Stockholder Proposals

Neither Electric Nevada's Articles of Incorporation and bylaws nor Electric Delaware's Certificate of Incorporation or bylaws specify advance notice requirements for the submission of stockholder proposals.

Stockholder Vote Required for Mergers

Under the NGCL and the DGCL, a merger, share exchange or sale of all of a Nevada corporation's assets (that is not otherwise governed by an anti-takeover statute) must be adopted by the board of directors of the corporation and approved by a majority of the corporation's voting stockholders, unless stockholders of a class of stock are entitled to vote as a class, in which case the approval of each class is also required. However, no vote of stockholders of a constituent corporation surviving a merger is required if:

a.   the merger agreement does not amend the articles of incorporation of the surviving corporation;

b.  each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and

c.  either no shares of common stock of the surviving corporation are to be issued or delivered pursuant to the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding immediately prior to the merger by more than 20%.

Dividends

Electric Nevada

Except as otherwise provided in the articles of incorporation of a Nevada corporation, the NGCL authorizes the corporation to make dividend distributions to its stockholders, unless (a) the corporation would not be able to pay its debts as they become due in the usual course of business, or (b) the corporation's total assets would be less than the sum of its total liabilities plus any amount owed to stockholders with preferential rights superior to those receiving the distribution, if the corporation were dissolved at the time of distribution, unless such distribution is specifically allowed by the corporation's articles of incorporation.

Electric Nevada's bylaws require the board of directors, before paying dividends, to set aside out of dividend funds such amounts as the directors, in their absolute discretion, think proper as a reserve to meet contingencies, to equalize dividends, to repair or maintain Electric Nevada's property and for such other purposes as the directors determine to be in Electric Nevada's best interests.

Electric Delaware

Under Delaware law, a Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The bylaws of Electric Delaware contain substantially similar provisions to those of Electric Nevada with respect to setting aside reserves from dividend funds.

Dissenters' Rights

Electric Nevada

Nevada law provides stockholders of a Nevada corporation involved in a merger the right to dissent to a merger and demand and receive payment of the fair value of their stock in certain mergers. However, these rights are not available to holders of shares: (a) listed on a national securities exchange; (b) included in the national market system by the National Association of Securities Dealers; or (c) held of record by at least 2,000 stockholders, unless holders of stock are required to accept in the merger anything other than any combination of cash, owner's interests or owner's interests and cash in lieu of fractional shares of: (i) the surviving or acquiring entity in the merger, or (ii) another entity that, at the effective date of the merger, will be: (A) listed on a national securities exchange, (B) included in the national market system by the National Association of Securities Dealers, or (C) held of record by at least 2,000 stockholders.

Electric Delaware

The DGCL grants stockholders of a Delaware corporation involved in a merger the right to demand and receive payment of the fair value of their stock in certain mergers. However, appraisal rights are not available to holders of shares: (a) listed on a national securities exchange; (b) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers; or (c) held of record by more than 2,000 stockholders, unless holders of stock are required to accept in the merger anything other than any combination of (1) shares of stock or depository receipts of the surviving corporation in the merger; (2) shares of stock or depository receipts of another corporation that, at the effective date of the merger, will be (A) listed on a national securities exchange, (B) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, or (C) held of record by more than 2,000 holders; and (3) cash instead of fractional shares of the stock or depository receipts received.

Under both Nevada and Delaware law, stockholders are to receive prior notice of their rights to dissent, and a dissenting stockholder must deliver written notice of dissent prior to the vote on the corporate action giving rise to dissenters' rights. If such corporate action is approved, within ten days after such corporate action is effected, the corporation is to give written notice to those stockholders who properly notified the corporation of their exercise of dissenters' rights.

In the case of a Nevada corporation, the notice to dissenters shall set forth certain procedures for making a demand for payment, depositing shares, etc., and shall contain certain documentation (including a copy of the statutory provisions granting dissenters' rights). In particular, a notice to dissenters by a Nevada corporation must state a date by which it is to receive a stockholder's demand for payment, which is to be not less than 30 nor more than 90 days after the date of the notice. The dissenting stockholder must make a written demand for payment and comply with the other procedures stated in the notice on or prior to the deadline. Within 30 days after receipt of a proper demand for payment, the corporation shall pay the dissenting stockholder the corporation's estimate of the fair value of the shares, plus interest, accompanied by an explanation of the corporation's estimate of fair value, certain financial information about the corporation and a statement as to further statutory rights of the dissenting stockholder. Within 30 days after receipt of payment, the dissenting stockholder may provide to the corporation his or her own estimate of fair value. If the matter is not resolved by agreement between the corporation and the stockholder within 60 days of the stockholder's notice of fair value, the corporation shall file a petition with its local district court seeking a determination of the fair value. If the corporation does not file such a petition within said 60-day period, then the corporation is to pay the stockholder his or her estimate of fair value. If a petition is timely filed, the district court shall conduct a proceeding to determine fair value, and may appoint appraisers in this connection. The court will grant a judgment to the relevant dissenting stockholders for the amount of any excess of fair value as determined by the court over the payment made by the corporation on account of the corporation's estimate of fair value, plus interest. The corporation shall bear the costs and expenses of such proceedings, although the court may determine an equitable allocation of fees and expenses made by the court.

In the case of a Delaware corporation, the notice to dissenters shall set forth the effective date of the corporate action giving rise to dissenters' rights. A stockholder who properly notified the corporation of his or her exercise of dissenters' rights will then have 120 days after the effective date of the corporate action to obtain from the corporation a settlement of the fair value of his or her shares. Such stockholder may also withdraw his or her demand within 60 days after the effective date of the corporate action. If no agreement between the corporation and the dissenting stockholder as to the value of the shares in question is reached, the stockholder may, prior to the end of the 120-day period, file a petition for appraisal of the shares with the Delaware Court of Chancery to determine the fair value of the shares. If no such petition is filed within that 120-day period, the stockholder's appraisal rights shall cease. If a petition is timely filed, the fair value of the shares will be determined by the Court of Chancery, considering all relevant factors but excluding "any element of value arising from the accomplishment or expectation" of the transaction giving rise to appraisal rights. After determining the fair value, the Court of Chancery will issue an order to the corporation (or its successor) setting forth the amount to be paid to the dissenting stockholder (which may include interest and, if so applied for by the dissenting stockholder, certain expenses).

Inspection Of Records And Stockholder Lists

Electric Nevada

Under the NGCL, any person that has been a stockholder of record of a Nevada corporation for at least six months, or any person holding or representing at least 5% of its outstanding shares, upon at least five days' written demand, may inspect its stock ledger and make copies from it. However, only stockholders of record that own or represent at least 15% of a corporation's shares have the right, upon at least five days' written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records; any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Electric Delaware

The DGCL allows any stockholder to inspect and make copies of the stock ledger, a list of its stockholders and other books and records of a Delaware corporation for any proper purpose (that is any purpose reasonably related to that person's interest as a stockholder).

Stockholder Class Voting Rights

Electric Nevada

With respect to mergers, the NGCL requires voting by separate classes and series of shares if the plan of merger contains a provision that if contained in an amendment to the articles of incorporation of the corporation would entitle the particular class of stockholders to vote as a class on the proposed amendment.

With respect to share exchanges, the NGCL requires voting by each separate class or series of shares included in the exchange, with each class constituting a separate voting class.

The NGCL also requires, in addition to the affirmative vote otherwise required, voting and approval by the separate classes of shares for any amendment to the articles of incorporation if the amendment would alter or change any preference or relative or other right given to any such class or series of outstanding shares.

Electric Delaware

Delaware law requires voting by separate classes of shares only with respect to amendments to a Delaware corporation's certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

Indemnification

Electric Nevada

The NGCL provides that, subject to certain limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any individual who is made a party to any third-party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably and actually incurred by him or her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the individual:

a. acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests, provided that the termination of any action or suit by judgment, order, settlement, conviction or on a plea of nolo contendre does not create a presumption by itself that the individual did not act in good faith, and

b. in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

To the extent a director, officer, employee or agent is successful on the merits or otherwise in the defense of this action, suit or proceeding, the corporation is required by the NGCL to indemnify the individual for reasonable and actual expenses incurred thereby.

The Articles of Incorporation of Electric Nevada contain certain provisions which authorize the board of directors indemnify the officers, directors, employees and agents of Electric Nevada from damages arising from their services to Electric Nevada, and Electric Nevada's bylaws include provisions which grant such indemnification.

Electric Delaware

The DGCL provides that, subject to certain limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation has the power to indemnify any individual who is made a party to any third-party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred by him or her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the individual:

a. acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

b. in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL requires corporations to indemnify a director, officer, employee or agent to the extent such person is successful in the defense of the action, suit or proceeding, for reasonable expenses incurred. A Delaware corporation has the discretion to provide for the payment of such expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by such person to repay amounts advanced if such person is ultimately found not entitled to be indemnified.

As with Electric Nevada, the Certificate of Incorporation of Electric Delaware has provisions which permit the board of directors to indemnify officers, directors, employees and agents. Electric Delaware's bylaws grant indemnification rights to the officers, directors and employees of Electric Delaware and its subsidiaries. Electric Delaware's Certificate of Incorporation also contains a provision which eliminates the personal liability of the directors, to the extent permitted by the DGCL.

Charter Amendments

Electric Nevada

Under the NGCL, amendments to the articles of incorporation may be adopted if recommended by the board of directors of the corporation and approved by a majority of the outstanding shares entitled to vote.

Electric Delaware

Under the DGCL, amendments to a certificate of incorporation require the approval of the board of directors of the corporation and stockholders holding a majority of the outstanding stock of the class entitled to vote on the amendment as a class, unless a different proportion is specified in the certificate of incorporation or by other provisions of the DGCL. In addition, amendments that make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

Amendment Of Bylaws

Electric Nevada

Under the NGCL, the directors may amend the bylaws of the corporation, unless otherwise provided in the corporation's bylaws.

Electric Nevada's Articles of Incorporation provide that Company's bylaws may be amended or repealed by the directors. Electric Nevada's bylaws specify that the bylaws may only be amended by the directors when acting on a unanimous vote of the directors.

Electric Delaware

Under Delaware law, holders of a majority of the voting power of a corporation, and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Electric Delaware's Certificate of Incorporation provides that Electric Delaware's bylaws may be amended or repealed by the directors. As with Electric Nevada, Electric Delaware's bylaws specify that the bylaws may only be amended by the directors when acting on a unanimous vote of the directors.

Constituency Provisions

Electric Nevada

The NGCL contains a provision that provides that directors and officers of a corporation, in exercising their respective powers with a view to the interests of the corporation, may consider, in addition to the interests of the common stockholders of a corporation, any of the following:

- the interests of the corporation's employees, suppliers, creditors and customers;

- the economy of the state of Nevada and the nation;

- the interests of the community and of society; and

- the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. The NGCL further provides that directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the corporation as a dominant factor.

Electric Delaware

The DGCL does not contain an equivalent provision requiring that the directors of a corporation consider the interests of any constituency other than the stockholders of a corporation.

Other Provisions of the NGCL and the DGCL

The foregoing is an attempt to summarize the more important differences in the corporation laws of the two states and does not purport to be a complete listing of differences in the rights and remedies of holders of shares of a Nevada, as opposed to a Delaware, corporation. Such differences can be determined in full by reference to the NGCL and the DGCL. In addition, both the NGCL and the DGCL provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the articles of incorporation or bylaws of a corporation. The Articles of Incorporation and bylaws of Electric Nevada and the Certificate of Incorporation and bylaws of Electric Delaware materially modify the rights of stockholders which are generally provided under the NGCL and the DGCL in the areas of cumulative voting and preemptive rights of stockholders, required stockholder vote on certain matters and indemnification obligations of a corporation to its directors, officers and agents, and the material differences in that regard between them have been described above. See "Significant Differences Between the Articles of Incorporation and the Electric Delaware Certificate of Incorporation."

COMPLIANCE WITH THE CORPORATIONS LAWS OF NEVADA AND DELAWARE

Following the approval of the Reincorporation by the required vote of the Electric Nevada's stockholders, Electric Nevada will submit the Articles of Merger to the office of the Secretary of State of the State of Nevada and the Certificate of Merger to the office of the Secretary of State of the State of Delaware for filing, in each case accompanied by the appropriate filing fees. No federal or state regulatory requirements must be complied with, nor approvals obtained, in connection with this transaction.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Brad W. Rudover

Brad W. Rudover
President

EXHIBITS

99.1	Agreement and Plan of Merger

99.2	Delaware Certificate of Incorporation

99.3	Delaware By-laws

99.4	Nevada Revised Statutes - Chapter 92A “Mergers, Conversions, Exchanges and Domestications – Rights of Dissenting Owners”

99.5	Nevada Articles of Incorporation and Bylaws (incorporated by reference to same exhibit filed with Electric Nevada’s Form 10SB Registration Statement filed June 27, 2002, SEC file no. 000-49891